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                              EXHIBIT (d)(5)(i)(1)
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                                    EXHIBIT A

                          SUBADVISORY AGREEMENT BETWEEN
                     VILLANOVA GLOBAL ASSET MANAGEMENT TRUST
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          AND GARTMORE GLOBAL PARTNERS
                           EFFECTIVE DECEMBER 3, 2001

FUNDS OF THE TRUST                                 ADVISORY FEES             EFFECTIVE DATE
---------------------------------------  ---------------------------------  -----------------

Gartmore NSAT Emerging Markets Fund . .  .575% of the Fund's average        August 30, 2000
                                         daily net assets

Gartmore NSAT International Growth Fund  .50% of the Fund's average         August 30, 2000
                                         daily net assets

Gartmore NSAT Worldwide Leaders Fund. .  .50% of the Fund's average         Not Seeded
(formerly Gartmore NSAT Global           daily net assets
Leaders Fund)

Gartmore NSAT European Leaders Fund . .  .50% of the Fund's average         Not Seeded
(formerly Gartmore NSAT European         daily net assets
Growth Fund)

Gartmore NSAT Global Small. . . . . . .  .575% of the Fund's average        Not Seeded
Companies Fund                           daily net assets

Gartmore NSAT OTC Fund. . . . . . . . .  .50% of the Fund's average         Not Seeded
                                         daily net assets

Gartmore GVIT Global Utilities Fund . .  .40% of the Fund's average         December 18, 2001
                                         daily net assets

Gartmore GVIT Global Financial. . . . .  .50% of the Fund's average         December 18, 2001
Services Fund                            daily net assets

Gartmore GVIT Asia Pacific Leaders Fund  .50% of the Fund's average         Not Seeded
                                         daily net assets

     TRUST
NATIONWIDE  SEPARATE  ACCOUNT  TRUST

     By:  /s/  Elizabeth  A.  Davin
     Name:     Elizabeth  A.  Davin
     Title:    Assistant  Secretary

     ADVISER
     VILLANOVA  GLOBAL  ASSET  MANAGEMENT  TRUST

     By:  /s/  Kevin  S.  Crossett
     Name:     Kevin  S.Crossett
     Title:

     SUBADVISER
     GARTMORE  GLOBAL  PARTNERS

     By:  /s/  C.P.  Chambers
     Name:     Peter  Chambers
     Title:    Authorized  Signatory


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